Exhibit 10.1

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) dated as of May 25, 2016, is by and among New York REIT, Inc., a Maryland corporation (the “Company”), New York Recovery Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Operating Partnership”), and New York Recovery Advisors, LLC, a Delaware limited liability company (the “Service Provider”). The Company and the Operating Partnership are sometimes referred to herein collectively as the “Recipients” and each individually as a “Recipient.”

WITNESSETH:

WHEREAS, the Company is a Maryland corporation created in accordance with applicable provisions of the Maryland General Corporation Law, as amended from time to time (the “MGCL”);

WHEREAS, the purposes of the Company are, as determined from time to time by the board of directors of the Company (the “Board of Directors”), to engage in any lawful business or activity for which a corporation may be created under the MGCL;

WHEREAS, the Company is the general partner of the Operating Partnership;

WHEREAS, on the date hereof, the Company is entering into a master combination agreement with JBG Properties Inc., JBG/Operating Partners, L.P. and their affiliates (the “Master Combination Agreement”);

WHEREAS, the Company desires, for a period beginning on the closing of the transactions contemplated by the Master Combination Agreement (the “Closing Date”), and ending on the date on which the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 is filed with the SEC (as defined below), on its own behalf and in its capacity as general partner of the Operating Partnership, to avail itself of the assistance of the Service Provider and to have the Service Provider undertake the duties and responsibilities hereinafter set forth; and

WHEREAS, the Service Provider is willing to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, IT IS AGREED that:

1.                                      Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Company’s Charter (as herein defined), and the following terms, as used herein, shall have the meanings set forth below:

“Affiliate” means any Person that controls, is controlled by or under common control of, another Person. For purposes of this definition, the term “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting rights, by contract or otherwise.

“Charter” shall mean the Articles of Amendment and Restatement of the Company in effect on the date hereof, as amended from time to time.

“Partnership Agreement” shall mean the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of the Closing Date, as amended and restated from time to time.

“Person” shall mean an individual, corporation, partnership, joint venture, association, company (whether of limited liability or otherwise), trust, bank or other entity, or government or any agency or political subdivision of a government.

“SEC” shall mean the United States Securities and Exchange Commission.

2.                                      Duties of the Service Provider.

(a)                                 The Company, on its own behalf, and in its capacity as general partner of the Operating Partnership, hereby retains and appoints the Service Provider to perform the services set forth on Schedule A hereto (the “Services”), and the Service Provider hereby accepts such appointment, all subject to the terms and conditions hereinafter set forth. The Service Provider shall devote such time and resources to the performance of the Services hereunder as it shall determine to be reasonably necessary.

(b)                                 It is understood and agreed that the Service Provider may retain, third-party service providers (including its Affiliates) to provide some or all of the Services to the Recipients. The Service Provider shall in all cases retain responsibility for the provision to the Recipients of Services to be performed by any third-party service provider or subcontractor or by any of the Service Provider’s Affiliates.

3.                                      Standard of Service.

(a)                                 The Service Provider represents, warrants and agrees that the Services shall be provided in good faith, in accordance with applicable law and, except as specifically provided in the Schedule A, in a manner generally consistent with the historical provision of the Services and with the same standard of care as historically provided. Subject to Section 2(b), the Service Provider agrees to assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.

(b)                                 Except as expressly set forth in Section 3(a) or in any contract entered into hereunder, the Service Provider makes no representations and warranties of any kind, implied or expressed, with respect to the Services, including, without limitation, no warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed. The Recipients acknowledge and agree that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the parties and that all Services are provided by Seller as an independent contractor.

4.                                      REIT Qualification; Other Limitations on the Service Provider Actions. Anything else in this Agreement to the contrary notwithstanding, the Service Provider shall refrain from any action which, (i) in its sole judgment (made in good faith) or (ii) the Board of Directors has previously notified the Service Provider in writing, would (a) adversely affect the status of the Company as a real estate investment trust pursuant to Section 856 of the Code; (b) cause the Recipients to be classified as an “investment company” for purposes of the Investment Company Act of 1940, as amended; (c) cause the Operating Partnership to be classified other than as a partnership for purposes of the Code; (d) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Recipients or over their securities; or (e) be prohibited by the Company’s Charter or the Partnership Agreement.

5.                                      Fees and Other Compensation of the Service Provider. As consideration for the Services, the Service Provider shall receive from the respective Recipients (by wire transfer of immediately available funds to account(s) specified by Service Provider in writing)  (a) an aggregate of $7,000,000 (the “Fee”) payable at the times specified on Schedule B and (b) all reasonable and documented out-of-pocket fees and costs and expenses incurred by the Service Provider in connection with providing the Services, payable within ten (10) business days of a request by the Service Provider. At the Company’s request, the Service Provider shall furnish to the Recipients a statement showing the computation of the out-of-pocket fees and costs and expenses, if any, payable under this section.

6.                                      Term; Termination of Agreement. The term of this Agreement shall begin on the Closing Date and shall continue in force until the date on which the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 is filed with the SEC (the “Initial Term”). Notwithstanding any other provision to the contrary, this Agreement may be terminable by the Recipients at any time upon sixty (60) days’ prior written notice to the Service Provider.  Notwithstanding anything contained herein to the contrary, in the event the Master Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall terminate automatically and be of no further force or effect.  The provisions of this Section 6 and Sections 9-17 shall survive the expiration or earlier termination of this Agreement.

7.                                      Amendments. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by all parties hereto, or their respective successors or permitted assigns, or otherwise as provided herein.

8.                                      Assignment. This Agreement shall not be assigned by any Recipient without the prior written consent of the Service Provider, except to a Person which is a successor to such Recipient. Any assignee shall be bound hereunder to the same extent as such Recipient. Notwithstanding anything to the contrary contained herein, the economic rights of the Service Provider hereunder, including the right to receive all compensation hereunder, may be sold, transferred or assigned by the Service Provider without the consent of the Recipients.

9.                                      Action Upon Termination. From and after the date of termination of this Agreement, the Service Provider shall not be entitled to compensation for further service rendered hereunder but shall be (a) paid an amount equal to the Fee not previously paid to the Service Advisor on the date of such termination and (b) reimbursed for all expenses accrued through the date of such termination within ten (10) days of such termination. The Service Provider shall forthwith upon such termination:

(a)                                 pay over to the Recipients all moneys collected and held for the account of such Recipients pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(b)                                 deliver to the Recipients a full accounting, including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to the Recipients; and

(c)                                  deliver to the Recipients all property and documents of the Recipients then in the custody of the Service Provider.

10.                               Indemnification.

(a)                                 Indemnification of the Recipients by the Service Provider. Subject to Section 11, the Service Provider shall indemnify, defend and hold harmless the Recipients and their respective partners, members, stockholders, other equity holders, directors, officers, employees and agents, from and against any and all claims, actions, suits, proceedings, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and disbursements) (collectively, “Damages”), arising out of or resulting from the acts or omissions of the Service Provider and its directors, officers, employees, contractors, subcontractors and agents, which constitute gross negligence or willful misconduct with respect to the Services. The remedies provided in this Section 10(a) constitute the sole and exclusive remedy of the Recipients for any and all Damages or other claims relating to or arising from this Agreement.

(b)                                 Indemnification of the Service Provider by the Recipients. The Recipients shall indemnify, defend and hold harmless the Service Provider and its partners, members, stockholders, other equity holders, directors, officers, employees and agents, from and against any and all Damages arising out of or resulting from the performance by the Service Provider of the Services, including, without limitation, the negligent (but not grossly negligent) acts or omissions of the Service Provider in connection with the performance of the Services and any other acts which the Service Provider reasonably believed to be within the scope of authority conferred upon the Service Provider hereunder.

(c)                                  The Recipients will advance amounts to the Service Provider or its Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Recipients, (ii) the legal action is initiated by a third party who is not a stockholder or is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves the advancement and (iii) the Service Provider or its Affiliates undertake in writing to repay the advanced funds to the Recipients, together with the applicable legal rate of interest thereon, in cases in which such the Service Provider or its Affiliates are found not to be entitled to indemnification.

11.                               Limitation on Liability.  In no event shall (i) the Service Provider have any liability under this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort or otherwise, and whether or not arising from the other party’s sole, joint, or concurrent negligence, strict liability, criminal liability or other fault or (ii) the Service Provider’s aggregate liability under this Agreement exceed an amount equal to the aggregate fees received by the Service Provider under this Agreement.

12.                               Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing, and shall be given by delivering such notice by hand or by certified mail, return receipt requested, postage pre-paid, at the following addresses of the parties hereto:

Recipients:

The Company:

JBG Realty Trust, Inc.

4445 Willard Avenue, Suite 400

Chevy Chase, Maryland 20815

Attention:                                         W. Matthew Kelly

E-mail:        mkelly@jbg.com

With a copy to:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, District of Columbia 20004

Phone:                                                          (202) 637-5868

Facsimile:                                        (202) 637-5910

Attention:                                         David W. Bonser, Esq.

E-mail:                                                       david.bonser@hoganlovells.com

The Operating Partnership:

JBG Realty, L.P.

4445 Willard Avenue, Suite 400

Chevy Chase, Maryland 20815

Attention:                                         W. Matthew Kelly

E-mail:        mkelly@jbg.com

With a copy to:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, District of Columbia 20004

Phone:                                                          (202) 637-5868

Facsimile:                                        (202) 637-5910

Attention:                                         David W. Bonser, Esq.

E-mail:                                                       david.bonser@hoganlovells.com

The Service Provider:

c/o AR Global LLC

New York REIT, Inc.

405 Park Ave., 14th Floor

New York, NY 10022

Attention:                                         Jesse Galloway

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Phone:                                                          (212) 373-3105

Facsimile:                                        (212) 492-0105

Attention:                                         Jeffrey D. Marell, Esq.

E-mail:                                                       jmarell@paulweiss.com

Any party may at any time change its address for the purpose of this section by like notice.

13.                               Headings. The section headings herein have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

14.                               No Waivers. Neither the failure nor any delay on the party of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrences. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

15.                               Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

16.                               Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

17.                               Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect.

18.                               Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

19.                               Parties in Interest. The Company shall be a third-party beneficiary of this Agreement. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any other person not a party to this Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed as of the day and year first above written.

NEW YORK REIT, INC.

By:	/s/ Michael A. Happel
Name: Michael A. Happel
Title: Chief Executive Officer and President

NEW YORK OPERATING PARTNERSHIP, L.P.

By:	/s/ Michael A. Happel
Name: Michael A. Happel
Title: Chief Executive Officer and President

NEW YORK RECOVERY ADVISOR, LLC

By:	/s/ Michael A. Happel
Name: Michael A. Happel
Title: Chief Executive Officer and President

Signature page to Transition Services Agreement

Schedule A

Services

During the Initial Term, to the extent requested by a Recipient, the Services to be performed by the Service Provider shall be:

1.              Provide assistance in connection with the preparation of the Company’s required securities filings, including the Company’s (i) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 and (ii) Annual Report on Form 10-K for the year ended December 31, 2016.

2.              Provide assistance in connection with property accounting matters related to the properties and assets owned, directly or indirectly, by a Recipient.

3.              Provide assistance in connection with the preparation of the portion of the Company’s financial statement and Sarbanes-Oxley audits that relates to the NYRT properties for the year ended December 31, 2016.

4.              At a Recipient’s request, the Service Provider shall, subject to applicable confidentiality requirements, make available to the Recipient all relevant books, records, systems and data pertaining to the Recipients that are in the Service Provider’s possession and assist Recipient in accessing such books, records, systems and data in connection with  the Recipient’s migration of such books, records, systems or data to the Recipient; provided, however, that in no event shall the Service Provider be responsible for the migration of such books, records, systems or data to the Recipient.

Schedule B

Payment Terms

As consideration for the Services during the Initial Term, the Recipients shall pay to the Service Provider the Fee as follows: $2,833,334 shall be payable on the Closing Date and the remaining $4,166,666 shall be payable in equal installments (i.e., $833,333) on the first day of each of the five months following the Closing Date; provided, however, in the event the Agreement is terminated for any reason, all unpaid amounts shall be payable concurrently with such termination.

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